UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 5, 2008

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INTEGRATED BIOPHARMA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue
Hillsdale, New Jersey 07205
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2008, E. Gerald Kay resigned as Chief Executive Officer of the Integrated Biopharma, Inc. (the “Company”) while retaining his position as Chairman of the Board of the Company.

          In addition, on November 5, 2008 the Company appointed Jeffrey R. Leach to serve as the President and Chief Executive Officer of the Company, at an annual salary of $225,000 and the use of a Company owned automobile. Mr. Leach, age 47, joined the Company on June 1, 2006 as the Company’s Vice President of Investor Relations. Previously, Mr. Leach was the President of JL Capital, LLC from January 2004 to June 2006. Prior to that Mr. Leach was a General Partner in the Stone Pine Companies, an asset management firm from June 1998 to December 2003. Prior to that Mr. Leach was the President of Group III Capital, Inc, a private lending company, from January 1988 to June 1998.

Also, on November 5, 2008, the Company appointed Jeffrey R. Leach to serve as a Class III director, to fill the Class III vacancy on the Board of Directors and to serve until his successor is duly elected and qualified.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this report.

99.1     Press release dated November 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2008                                            INTEGRATED BIOPHARMA, INC.

                                                                                          By:     /s/ Dina L. Masi

                                                                                          Dina L. Masi
                                                                                          Chief Financial Officer

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